                                                                   EXHIBIT 20(n)


                     MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                        Series 1996-4 Monthly Statement
                      Class A Certificate CUSIP #25466KBA6
                      Class B Certificate CUSIP #25466KBB4


Trust Distribution Date: October 15, 1996  Due Period Ending: September 30, 1996

Pursuant to the Series Supplement dated as of April 30, 1996 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and First Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1. Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)

     Series  1996-4                                    Total         Interest         Principal
        Class A      29 days at 5.878910000%    $4.735788611     $4.735788611     $0.000000000

        Class B      29 days at 6.053910000%    $4.876760833     $4.876760833     $0.000000000

2.   Principal Receivables at the end of the Due Period

 (a) Aggregate Investor Interest                       $11,925,796,676.00
     Seller Interest                                    $2,575,671,713.76

     Total Master Trust                                $14,501,468,389.76


 (b) Group One Investor Interest                       $10,175,796,676.00

 (c) Group Two Investor Interest                        $1,750,000,000.00

 (d) Series 1996-4 Investor Interest                    $1,052,632,000.00

 (e) Class A Investor Interest                          $1,000,000,000.00

     Class B Investor Interest                             $52,632,000.00

3.   Allocation of Receivables Collected During the Due Period

                                                                      Finance Charge         Principal             Yield
                                                                       Collections          Collections         Collections
 (a) Allocation of Collections between Investor and Seller

     Aggregate Investor Allocation                                   $191,574,543.84      $1,457,034,462.43        $0.00

     Seller                                                           $39,656,046.19        $301,607,013.04        $0.00

 (b) Group One Allocation                                            $163,456,904.10      $1,243,183,659.01        $0.00

 (c) Group Two Allocation                                             $28,117,639.74        $213,850,803.42        $0.00

 (d) Series 1996-4 Allocations                                        $16,926,079.19        $128,732,556.00        $0.00

 (e) Class A Allocations                                              $16,070,526.01        $122,225,582.54        $0.00

     Class B Allocations                                                 $855,553.18          $6,506,973.46        $0.00

4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
               Deposits into the SPFAs

                            This Due      Total       Deposit Deficit      Investment
                              Period     Deposits         Amount             Income
     Series 1996-4            $0.00       $0.00            0.00              $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments

                                                                               Total Payments
                              Amount Paid           Deficit Amount             Through This
                            This Due Period         This Due Period             Due Period
     Series 1996-4                 $0.00                  $0.00                       $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")

                                           Deposits Into the
                                             SIFAs This
                                             DuePeriod               SIFA Balance
     Series 1996-4                           $4,992,462.29                  $0.00

7.   Pool Factors

                                                            This Due Period
     Class A                                                     1.00000000

     Class B                                                     1.00000000

8.   Investor Charged-Off Amount

                                                                     Cumulative
                                                                      Investor
                                                                     Charged-Off
                                      This Due Period                 Amount
 (a) Group One                           $55,872,965.26                    $0.00

 (b) Group Two                            $9,611,193.35                    $0.00

 (c) Series 1996-4                        $5,785,685.47                    $0.00

 (d) Class A                              $5,493,239.62                    $0.00

     Class B                                $292,445.85                    $0.00

9.   Investor Losses This Due Period

                                                                  Per $1,000 of
                                                                  Original Invested
                                                Total              Principal
 (a) Group One                                    $0.00                       $0.00

 (b) Group Two                                    $0.00                       $0.00

 (c) Series 1996-4                                $0.00                       $0.00

 (d) Class A                                      $0.00                       $0.00

     Class B                                      $0.00                       $0.00

10.  Reimbursement of Investor Losses This Due Period                     Per $1,000 of
                                                                          Original Invested
                                                           Total           Principal
 (a) Group One                                               $0.00             $0.00

 (b) Group Two                                               $0.00             $0.00

 (c) Series 1996-4                                           $0.00             $0.00

 (d) Class A                                                 $0.00             $0.00

     Class B                                                 $0.00             $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses                      Per $1,000 of
                                                                           Original Invested
                                                           Total            Principal

 (a) Group One                                               $0.00              $0.00

 (b) Group Two                                               $0.00              $0.00

 (c) Series 1996-4                                           $0.00              $0.00

 (d) Class A                                                 $0.00              $0.00

     Class B                                                 $0.00              $0.00

12.  Investor Monthly Servicing Fee Payable at the end of the Due Period

 (a) Group One                                                           $16,959,661.13

 (b) Group Two                                                            $2,916,666.67

 (c) Series 1996-4                                                        $1,754,386.67

 (d) Class A                                                              $1,666,666.67

     Class B                                                                 $87,720.00

13.  Class Available Subordinated Amount at the end of the Due Period

                                                                                 As a Percentage
                                                                                   of Class A
                                                                     Total       Invested Amount
     Series 1996-4 Class B                                   $115,789,520.00        11.5790%

14.  Total Available Credit Enhancement Amounts

                                                                  Shared Amount       Class B Amount
     Maximum Amount                                                    $0.00              $63,157,920.00

     Available Amount                                                  $0.00              $63,157,920.00

     Amount of Drawings on Credit Enhancement
      for this Due Period                                              $0.00                       $0.00

15.  Delinquency Summary

    End of Due Period Master Trust Receivables Outstanding    $14,726,950,088.54

                               Delinquent Amount       Percentage of Ending
     Payment Status            Ending Balance          Receivables Outstanding
     30-59 days                 $422,845,354.67                2.87%

     60-179 days                $609,433,877.34                4.14%


                                          FIRST BANK NATIONAL ASSOCIATION
                                          as Trustee


                                       BY:
                                           ----------------------------

                                                Vice President

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                        Series 1996-4 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of April 30, 1996 (the "Series Supplement") by and between Greenwood and First Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1996-4 Master Trust Certificates for the Distribution Date occurring on October 15, 1996:


1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

3.  The aggregate amount of Collections processed during the related Due
    Period is equal to                                                            $1,989,872,065.46

4.  The aggregate amount of Class A Principal Collections processed during
    the related Due Period is equal to                                              $122,225,582.54

5.  The aggregate amount of Class A Finance Charge Collections processed
    during the related Due Period is equal to                                        $16,070,526.01

6a. The aggregate amount of Class A Principal Collections recharacterized as
    Series Yield Collections during the related Due Period is equal to                        $0.00

6b. The aggregate amount of Class A Additional Funds for this Distribution
    date is equal to                                                                          $0.00

7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

    (a)  with respect to the Class A Required Amount Shortfall                                $0.00
         is equal to

    (b)  with respect to the Class A Cumulative Investor Charged-Off                          $0.00
         Amount is equal to

    (c)  with respect to the Class A Investor Interest is equal to                            $0.00

8.  The sum of all amounts payable to the Class A Certificateholders
    on the current Distribution Date is equal to                                      $4,735,788.61

9.   The aggregate amount of Class B Principal Collections processed during
     the related Due Period is equal to                                               $6,506,973.46

10.  The aggregate amount of Class B Finance Charge Collections processed
     during the related Due Period is equal to                                          $855,553.18

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                       $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                         $0.00

12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class B Required Amount Shortfall                               $0.00
          is equal to

     (b)  with respect to the Class B Cumulative Investor Charged-Off                         $0.00
          Amount is equal to

     (c)  with respect to the Class B Investor Interest is equal to                           $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                                       $256,673.68

14.  Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to
     Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of October, 1996.



                          GREENWOOD TRUST COMPANY
                               as Master Servicer

                          By:
                              ---------------------------------
                          Vice President, Director of Accounting,
                          and Treasurer